SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Intra-Asia Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0773007
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

725 South Figueroa Street Suite 1650 Los Angeles, California (Address of principal executive offices)	90017-5416 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-74334

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of the common stock, par value $0.001 per share, of Intra-Asia Entertainment Corporation, a Delaware corporation (the “Registrant”), that is set forth under the caption “Description of Capital Stock” in the Prospectus filed by the Registrant with the Securities and Exchange Commission on November 30, 2001, as part of the Registration Statement on Form S-1, Registration No. 333-74334 (the “Form S-1 Registration Statement”), as amended from time to time and including any prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, is hereby incorporated herein by reference in answer to this Item.

ITEM 2. EXHIBITS.

     The following exhibits, which have been filed as exhibits to the Form S-1 Registration Statement, are hereby incorporated herein by reference in answer to this Item:

1.	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form S-1 Registration Statement).

2.	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Form S-1 Registration Statement).

3.	Specimen of common stock certificate of the Registrant (filed as Exhibit 4.1 to the Form S-1 Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2002	INTRA-ASIA ENTERTAINMENT CORPORATION

	By:	/s/ MICHAEL B. DEMETRIOS

Michael B. Demetrios President, Chief Executive Officer and Chairman of the Board of Directors

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